SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 22, 2007
WESCO INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14989	25-1723345

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 West Station Square Drive, Suite 700 Pittsburgh, Pennsylvania	15219

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (412) 454-2200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On February 22, 2007, WESCO Distribution, Inc. (“WESCO Distribution”), a wholly-owned subsidiary of WESCO International, Inc., entered into an amendment of its existing accounts receivable securitization facility (the “Receivables Facility”), pursuant to the terms and conditions of the Eighth Amendment to Second Amended and Restated Receivables Purchase Agreement, dated as of February 22, 2007 (the “Amendment”), by and among WESCO Receivables Corp., WESCO Distribution, the Purchasers and Purchaser Agents party thereto and Wachovia Capital Markets, LLC (as successor to Wachovia Securities, Inc.), as Administrator. The Amendment increases the purchase commitment under the Receivables Facility from $400 million to $500 million, includes Communication Supply Corporation and its subsidiaries as originators under the Receivables Facility and extends the term of the Receivables Facility to May 9, 2010.
     The foregoing is a summary of the material terms and conditions of the Amendment and not a complete discussion of the document. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Amendment attached to this Current Report as Exhibit 10.1, which is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits
Exhibit 10.1	Eighth Amendment to Second Amended and Restated Receivables Purchase Agreement, dated as of February 22, 2007, by and among WESCO Receivables Corp., WESCO Distribution, Inc., the Purchasers and Purchaser Agents party thereto and Wachovia Capital Markets, LLC (as successor to Wachovia Securities, Inc.), as Administrator (filed herewith).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESCO INTERNATIONAL, INC.

By:	/s/ Stephen A. Van Oss

Stephen A. Van Oss Senior Vice President and Chief Financial and Administrative Officer
Dated: February 28, 2007